Exhibit 5.2


                                 March 9, 2006



Morgan Stanley ABS Capital I Inc.
1585 Broadway
New York, New York 10036

                  Re:      Asset-Backed Certificates and Asset-Backed Notes
                           ------------------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Morgan Stanley ABS Capital I Inc. (the "Depositor") in connection with the Depositor's Amendment No. 2 to the Registration Statement on Form S-3 (the "Registration Statement") being filed today with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus included in the Registration Statement describes Asset-Backed Certificates and Asset-Backed Notes (collectively, "Securities") to be sold by the Depositor in one or more series (each, a "Series") of Securities. Each Series of Securities will be issued under a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among the Depositor, a servicer (a "Servicer"), a trustee (a "Trustee"), and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. The forms of Agreements are being filed as exhibits or incorporated by reference to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

                  In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectus and the form of Prospectus Supplement constituting a part thereof, in the forms being filed with the Commission; (2) the forms of Agreements; and
(3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America. We express no opinion with respect to any Series of Securities for which we do not act as counsel to the Depositor.

                  Based on and subject to the foregoing, we are of the opinion that:

                  1. When the Securities of a Series have been duly executed, authenticated, delivered and sold in accordance with the terms of the Agreement for such Series, if such Securities are issued in the form of certificates, such Securities will be validly issued and outstanding, fully paid and nonassessable, and entitled to the benefits provided by such Agreement, and if such Securities are issued in the form of notes, such notes will be binding obligations of the trust formed to issue the notes, enforceable against the trust in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  2. The descriptions of federal income tax consequences appearing under the heading "Material Federal Income Tax Consequences" in the Prospectus and under the heading "Federal Income Tax Considerations" in the Prospectus Supplement accurately describe the material federal income tax consequences to holders of Securities, under existing law and subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions expressly set forth under such headings, under existing law and subject to the qualifications and assumptions set forth therein.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Material Federal Income Tax Consequences" in the Prospectus and under the heading "Federal Income Tax Considerations" in the Prospectus Supplement, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.


                                          Very truly yours,

                                          /s/ Cadwalader, Wickersham & Taft LLP

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